EXHIBIT 5.1

November 10, 2003

PMC Commercial Trust
18111 Preston Road, Suite 600
Dallas, Texas 75252

Re:	Registration Statement on Form S-4 (File No. 333-108180)

Ladies and Gentlemen:

     We have served as special counsel to PMC Commercial Trust, a Texas real estate investment trust (the “Company”), in connection with the issuance by the Company of up to 4,385,801 of its common shares of beneficial interest, par value $0.01 per share (the “Shares”). The Shares are issuable by the Company to stockholders of PMC Capital, Inc., a Florida corporation (“PMC Capital”), in connection with the merger of PMC Capital with and into the Company (the “Merger”) pursuant to the Agreement and Plan of Merger, dated as of March 27, 2003, as amended (the “Merger Agreement”), by and between the Company and PMC Capital, as described in the above-referenced Registration Statement, and all amendments thereto (collectively, the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”).

     In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the “Documents”):

     1. The Registration Statement and the related form of joint proxy statement/prospectus included therein in the form in which it was transmitted to the Commission under the 1933 Act;

     2. The charter of the Company (the “Charter”);

     3. The Bylaws of the Company;

PMC Commercial Trust
November 10, 2003

     4. The Merger Agreement; and

     5. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

     In expressing the opinion set forth below, we have assumed the following:

     (i) Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

     (ii) Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

     (iii) Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

     (iv) Any Documents submitted to us as originals are authentic. The form and content of any Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. Any Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

     Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

     1. The Company is a real estate investment trust duly organized under the laws of the State of Texas.

     2. The Shares have been duly authorized and, when and if issued in accordance with the Registration Statement and the Merger Agreement, the Shares will be validly issued, fully paid and non-assessable.

     The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

PMC Commercial Trust
November 10, 2003

     This opinion is being furnished to you solely for submission to the Commission as an exhibit to the Registration Statement and, accordingly, may not be relied upon by, quoted in any manner to, or delivered to any other person or entity, other than your shareholders, without, in each instance, our prior written consent.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

Very truly yours,

LOCKE LIDDELL & SAPP LLP

/s/ Kenneth L. Betts

Kenneth L. Betts